NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Sypris Solutions, Inc.

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Notice of 2003 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. EDT
Tuesday, April 29, 2003

PLACE	Lower Level Seminar Room
101 Bullitt Lane, Louisville, Kentucky 40222

ITEMS OF BUSINESS	(1) To elect members of the Board of Directors, whose terms are described in the proxy statement.
(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	Holders of Sypris Common Stock of record at the close of business on March 11, 2003 are entitled to vote at the meeting.

ANNUAL REPORT	The Company’s 2002 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

Richard L. Davis

Senior Vice President and

Secretary

March 28, 2003

Sypris Solutions, Inc.

101 Bullitt Lane, Suite 450

Louisville, KY 40222

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. of proxies to be voted at our 2003 Annual Meeting of Stockholders, and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.”

You are cordially invited to attend the Annual Meeting on April 29, 2003, beginning at 10:00 a.m. EDT. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222.

We are first mailing this Proxy Statement and accompanying forms of proxy and voting instructions on or about March 28, 2003, to holders of our Common Stock at the close of business on March 11, 2003, the Record Date for the Annual Meeting.

Proxies and Voting Procedures

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. Most stockholders have a choice of voting over the Internet, using a toll-free telephone number or completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. Please be aware that if you vote over the Internet, you might incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. EDT on April 28, 2003.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Stockholders of Sypris Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

On the Record Date, March 11, 2003, there were 14,211,434 shares of Sypris Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between the hours of 8:30 a.m. and 5:30 p.m. local time.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting for the election of directors. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Gill Family

As of the Record Date, GFP, Ltd., Gill Family Capital Management, Inc., Robert E. Gill, Virginia G. Gill, Jeffrey T. Gill and R. Scott Gill (the Gill Family) beneficially owned an aggregate of 8,467,611 shares or 59.1% of the Company’s Common Stock outstanding. The members of the Gill Family have indicated their intention to vote their shares of the Company’s Common Stock for the election of the three directors nominated for election at the Annual Meeting.

Multiple Stockholders Sharing the Same Address

In accordance with a notice sent to eligible stockholders who share a single address by one or more banks, brokers or nominees with accountholders who are Sypris stockholders, those stockholders will receive only one Annual Report and Proxy Statement at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact the bank, broker or nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you own your shares through a bank, broker or other nominee, and you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the bank, broker or nominee.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile or other electronic means.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, the Board of Directors pursuant to the General Corporation Law of the State of Delaware and our by-laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman, with the President and Chief Executive Officer, and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its Committees.

During 2002, the Board of Directors held 10 meetings, and the Committees held a total of 13 meetings. All directors attended at least 75% of the Board meetings and Committee meetings of which they are members, except for Henry F. Frigon.

We have recently reviewed our corporate governance policies and practices in response to the Sarbanes-Oxley Act of 2002, and rule changes made and proposed by the Securities and Exchange Commission and the National Association of Securities Dealers. We have also conducted a review of the policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. As a result, our Board of Directors has adopted changes to our corporate governance policies and practices, and we will continue to review, monitor and respond to future changes in these areas.

Committees of the Board of Directors

During 2002, the Board of Directors had four ongoing Committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. Roger W. Johnson (Chairman), Sidney R. Petersen and Robert Sroka are the current members of the Audit and Finance Committee. In February 2002, Sidney R. Petersen replaced William L. Healey as a member of the Audit and Finance Committee. Henry F. Frigon (Chairman), Sidney R. Petersen and Robert Sroka are the current members of the Compensation Committee. In February 2003, Robert Sroka replaced William L. Healey as a member of the Compensation Committee. Henry F. Frigon, Robert E. Gill (Chairman), R. Scott Gill and Jeffrey T. Gill are the current members of the Executive Committee. William L. Healey (Chairman), Henry F. Frigon and Roger W. Johnson are the current members of the Nominating and Governance Committee. In February 2002, William L. Healey replaced Sidney R. Petersen as a member and Chairman of the Nominating and Governance Committee. In February 2003, Henry F. Frigon replaced Robert Sroka as a member of the Nominating and Governance Committee. During 2002, the Audit and Finance Committee met seven times, the Compensation Committee met three times, the Executive Committee met one time, and the Nominating and Governance Committee met two times.

Audit and Finance Committee

The Audit and Finance Committee consists of three directors, each of whom has no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and meets the National Association of Securities Dealers standard for independence. In addition, the Board of Directors has determined that at least one member of the Audit and Finance Committee meets the National Association of Securities Dealers standard for having accounting and/or related financial management expertise. The functions of the Audit and Finance Committee are described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a charter, which is attached as Exhibit A to this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of three directors, each of whom has no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy

Statement) and meets the National Association of Securities Dealers standard for independence. The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of directors. The Board of Directors has adopted a written charter for this Committee setting out the functions that this Committee is to perform.

Executive Committee

The functions of the Executive Committee include monitoring the management of the business of the Company between full board meetings. The Executive Committee possesses all of the power of the full Board of Directors, except for certain powers under Delaware law which can only be exercised by the full Board of Directors. The Board of Directors has adopted a written charter for this Committee setting out the functions that this Committee is to perform.

Nominating and Governance Committee

The functions of the Nominating and Governance Committee include recommending to the Board of Directors nominees for election as directors of the Company and evaluating the performance and effectiveness of the Board of Directors, including an annual assessment of the effectiveness of the directors. The Nominating and Governance Committee also makes recommendations to the Board of Directors from time to time as to matters of corporate governance. The Nominating and Governance Committee will not consider nominations recommended by security holders. The Board of Directors has adopted a written charter for this Committee setting out the functions that this Committee is to perform.

Compensation of Directors

During 2002, each non-employee director (currently, Henry F. Frigon, R. Scott Gill, Roger W. Johnson, William L. Healey, Sidney R. Petersen and Robert Sroka) received an annual retainer of $16,000, a fee of $1,200 for attending each meeting of the Board of Directors ($300 if attendance was by phone), a fee of $1,200 for acting in the capacity of Chairman for each Committee meeting ($300 if attendance was by phone) and a fee of $900 for other non-employee directors attending each Committee meeting ($300 if attendance was by phone). Committee fees were not earned unless Committee meetings were held on a date other than a Board of Directors’ meeting date. The Board of Directors has recently approved changes in the determination and amounts of non-employee director compensation. For 2003, non-employee directors will receive an annual retainer of $18,000, a fee of $1,200 for attending each meeting of the Board of Directors ($300 if attendance is by phone), a fee of $1,400 for acting in the capacity of Chairman for each Committee meeting ($300 if attendance is by phone), and a fee of $1,000 for other non-employee directors attending each Committee meeting ($300 if attendance is by phone). Committee fees will be earned at any time Committees meet, whether at the same time or independent of board meeting dates.

Non-employee directors may elect to receive their annual retainer and meeting fees in the form of stock options. The number of stock options is determined by dividing the annual retainer and fee amount by 33% of the fair market value of Common Stock on the date of grant. During 2002, Roger W. Johnson, Sidney R. Petersen and Robert Sroka elected to receive their annual retainer and meeting fees in the form of stock options, and a total of 15,632 options were granted to those non-employee directors in payment of director fees. Non-employee directors also receive initial and annual grants of stock options for each elected term as a director. Each non-employee director was granted an option to purchase 6,000 shares upon his election to the Board on May 7, 2002. Options are granted to non-employee directors at fair market value on the date of grant and are immediately exercisable and have a 10-year term. During 2002, Henry F. Frigon exercised 17,705 shares at a weighted average price per share of $5.31, and Roger W. Johnson exercised 10,465 shares at a weighted average price per share of $5.90.

All directors are reimbursed for travel and related expenses for attending Board and Committee meetings. Directors who are employees of Sypris or its affiliates are not eligible to receive compensation for services as a director. We provide non-employee directors with travel accident insurance when on Company business.

Compensation Committee Interlocks And Insider Participation

During 2002, our Compensation Committee was composed of Henry F. Frigon (Chairman), William L. Healey and Sidney R. Petersen. Currently, the Committee is composed of Henry F. Frigon (Chairman), Sidney R. Petersen and Robert Sroka. Except as described below, we are unaware of any relationships during fiscal 2002 among our officers and directors which would require disclosure under this caption.

William L. Healey, a director of our Company and the current Chairman of the Nominating and Governance Committee of our board, is employed as President and Chief Executive Officer of Cal Quality Electronics, Inc. We purchase circuit card assemblies from Cal Quality Electronics, Inc. under supply contracts. We paid $2,240,827 to Cal Quality Electronics, Inc. during 2002 and estimate payments may exceed $2,000,000 during 2003.

Director Independence

In December 2002, the Board of Directors adopted Guidelines on Corporate Governance, addressing, among other things, standards for evaluating the independence of Company directors.

Also in December 2002, the Board of Directors appointed Sidney R. Petersen to serve a one-year term as lead independent director. In this capacity, Mr. Petersen has frequent contact with our management, advising our executive officers and others on a broad range of matters. Mr. Petersen will preside over periodic independent sessions of the Board of Directors in which only independent directors will participate. Stockholders and other parties interested in communicating directly with the lead independent director or with the independent directors as a group may do so by writing Lead Director, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Certain Relationships and Related Transactions

During 2002, we have had no business relationship with any of our directors, officers or 5% stockholders, except as described in Compensation Committee Interlocks and Insider Participation above.

Code of Business Conduct

We have a corporate responsibility and compliance program which includes a code of business conduct. We require all employees, including all officers and senior level executives, to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work. The code of business conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Recently, our employees were required to certify that they received a copy of the code of business conduct and were provided with training on the code of business conduct and their related legal obligations.

Employees are required to report any conduct they believe to be an actual or apparent violation of the code of business conduct or other Company policies and procedures. The code of business conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of nonretaliation.

We maintain a corporate web site at www.sypris.com. The information on our web site is not part of this Proxy Statement and is not soliciting material.

RELATIONSHIP WITH INDEPENDENT PUBLIC

ACCOUNTANTS

Independent Public Accountants

Upon the recommendation of the Audit and Finance Committee, the Board of Directors has reappointed Ernst & Young LLP as the independent public accounting firm to audit our financial statements for the fiscal year ending December 31, 2003.

In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, the Audit and Finance Committee considered whether Ernst & Young LLP’s provision of services is compatible with maintaining the independence of our outside accountants. The Audit and Finance Committee has reviewed the fees described below for non-audit services and believes such fees are compatible with the independence of Ernst & Young LLP.

Audit Fees

Ernst & Young LLP has billed the Company $219,500, in the aggregate, for professional services for the audit of our annual financial statements for fiscal 2002 and for the review of our interim financial statements which are included in our Quarterly Reports on Form 10-Q for fiscal 2002.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not render any services related to financial information systems design and implementation for fiscal 2002.

Tax Fees

Ernst & Young LLP has billed the Company $121,969, in the aggregate, for consulting and compliance services in connection with income tax and other tax matters in 2002.

All Other Fees

Ernst & Young LLP has billed the Company $72,087, in the aggregate, for professional services rendered for audit-related services other than those services covered in Audit Fees above for fiscal 2002.

Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is comprised of directors who meet the Nasdaq Stock Market standards for independence. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. The charter was reviewed and revised in December 2002 and is attached as Exhibit A to this Proxy Statement.

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit and Finance Committee met privately with both the independent auditors and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee recommended to the Board of Directors the appointment of Ernst & Young LLP as the independent auditors for the Company after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. Ernst & Young LLP, our independent auditors, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee reviewed with management and Ernst & Young LLP, the Company’s audited financial statements and met separately with both management and Ernst & Young LLP, to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit and Finance Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. Ernst & Young LLP has confirmed by letter that, in its professional judgment, it is independent of the Company.

The Audit and Finance Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. These items relate to the scope and results of their audit of the Company’s financial statements.

The Audit and Finance Committee discussed with management and Ernst & Young LLP the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit and Finance Committee reviewed with the independent auditors, Ernst & Young LLP, their audit plans, audit scope and identification of audit risks. The Audit and Finance Committee also reviewed the non-audit services performed by Ernst & Young LLP and discussed with the auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Roger W. Johnson (Chairman)

Sidney R. Petersen

Robert Sroka

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Three Class I directors will be elected at the Annual Meeting to serve for a three-year term expiring at our annual meeting in 2006 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement.

We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board of Directors.

The Board of Directors has nominated Henry F. Frigon, Robert E. Gill and William L. Healey to be elected at the Annual Meeting as Class I directors whose terms will expire in 2006.

Set forth below are the principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. Abstentions and broker “non-votes” are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors. The Board of Directors recommends a vote FOR the election of the above-named nominees as Class I directors.

CLASS I DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2006

Henry F. Frigon Age 68

Henry F. Frigon has served as a private investor and business consultant since 1994. Mr. Frigon served as Chairman of CARSTAR, a national provider of collision repair services, from 2000 to 2001, and as its President and Chief Executive Officer from 1998 to 2000. Prior to 1994, Mr. Frigon served in a number of senior executive positions, including Executive Vice President-Corporate Development and Strategy, and Chief Financial Officer of Hallmark Cards, and President and Chief Executive Officer of BATUS. A director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998, Mr. Frigon also serves as a director of H&R Block, Buckeye Technologies, Dimon, Tuesday Morning and Packaging Corporation of America. He is Chairman of the Compensation Committee and a member of the Executive and Nominating and Governance Committees.

Robert E. Gill Age 77

Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

William L. Healey Age 58

William L. Healey has served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company, since 2002. Mr. Healey served as a private investor and consultant from 1999 to 2002, as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. A director of Sypris since 1997, Mr. Healey also serves as a director of Microsemi Corporation. He is Chairman of the Nominating and Governance Committee.

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

R. Scott Gill Age 44

R. Scott Gill has served as a Managing Broker with Koenig & Strey GMAC Real Estate, a residential real estate firm, since 2001. Mr. Gill served as an Associate with Koenig & Strey GMAC Real Estate from 1999 to 2001, as Project Manager for IA Chicago, an architectural design firm, from 1998 to 1999, as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill.

Roger W. Johnson Age 68

Roger W. Johnson is currently a private investor, educator and business consultant. Mr. Johnson served as Chairman of the Board and Chief Executive Officer of Collectors Universe, a provider of services to dealers and collectors of high-end collectibles, from 2001 to 2002. Mr. Johnson served as Chief Executive Officer of YPO International (Young Presidents Organization) from 1998 to 2000 and as Administrator of the General Services Administration from 1993 to 1996. Prior to 1993, Mr. Johnson served in a number of senior executive positions, including Chairman of the Board and Chief Executive Officer of Western Digital Corporation. A director of Sypris since 1997 and of Sypris Electronics from 1996 until its merger with Sypris in 1998, Mr. Johnson also serves as a director of the Needham Funds, Insulectro, Maxtor Corporation and Computer Access Technology Corporation. He is Chairman of the Audit and Finance Committee and a member of the Nominating and Governance Committee.

Robert Sroka Age 53

Robert Sroka has served as Managing Partner of Lighthouse Partners, a private investment and business consulting company, since 1998. Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan from 1994 to 1998. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. A director of Sypris since 1997, Mr. Sroka also serves as a director of Avado Brands. He is a member of the Compensation and Audit and Finance Committees.

CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005

Jeffrey T. Gill Age 47

Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Sidney R. Petersen Age 72

Sidney R. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil in 1984, where he served in a variety of increasingly responsible management positions since 1955. A director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998, Mr. Petersen also serves as a director of Avery Dennison Corporation. He is a member of the Compensation and Audit and Finance Committees.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 11, 2003 for (a) each director and nominee for director of the Company; (b) each person who is known by us to own 5% of more of our Common Stock; (c) the person who in fiscal 2002 was the President and Chief Executive Officer of the Company; (d) the four other most highly compensated executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Robert E. Gill(1)	3,275,666	23.0%
253 Canton Avenue East Winter Park, Florida 32789

Virginia G. Gill(2)	3,275,666	23.0%
253 Canton Avenue East Winter Park, Florida 32789

Jeffrey T. Gill(3)	6,067,906	42.5%
101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222

R. Scott Gill(4)	5,673,371	39.8%
1209 North Astor Street Chicago, Illinois 60610

	Shares Beneficially Owned Common Stock
	Number	Percent
GFP, Ltd.(5)	3,274,666	23.0%
101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222

Gill Family Capital Management, Inc.(6)	3,274,666	23.0%
101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222

Henry F. Frigon(7)	75,615	*
William L. Healey(8)	46,500	*
Roger W. Johnson(9)	93,501	*
Sidney R. Petersen(10)	115,336	*
Robert Sroka(11)	91,906	*
James G. Cocke(12)	16,250	*
John M. Kramer(13)	70,470	*
David D. Johnson(14)	81,618	*
Richard L. Davis(15)	61,149	*

Current directors and executive officers as a group (14 persons)	9,257,735	62.1%

*	less than 1%.

(1)	Includes 500 shares beneficially owned by Virginia G. Gill, his wife. Robert E. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares of the Common Stock of the Company owned by GFP, Ltd., a Kentucky limited partnership, of which Robert E. Gill is a limited partner holding a 43.66% ownership interest and of which Virginia G. Gill is a limited partner holding a 44.55% ownership interest. On the basis of certain provisions of the limited partnership agreement of GFP, Ltd. (the “Partnership Agreement”), Robert E. Gill and Virginia G. Gill may be deemed to beneficially own shares of Common Stock that are attributable to such limited partnership interests. Mr. Gill is also a director and executive officer of the Company.

(2)	Includes 500 shares beneficially owned by Robert E. Gill, her husband. Virginia G. Gill shares voting and investment power with her spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd. See footnote (1) above for certain information concerning GFP, Ltd.

(3)

Includes 60,000 shares issuable under currently exercisable stock options and 23,975 shares owned by Patricia G. Gill, his wife. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd., of which Jeffrey T. Gill is a limited partner holding a 0.74% ownership interest, of which Patricia G. Gill is a limited partner holding a 0.74% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 5.87% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the “General Partner”), is the general partner of GFP, Ltd., with a 0.96% ownership interest in GFP, Ltd. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of

Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a named officer during fiscal 2002.

(4)	Includes 46,000 shares issuable under currently exercisable stock options. Includes 3,274,666 shares owned by GFP, Ltd., of which R. Scott Gill is a limited partner holding a 3.48% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

(5)	Voting and investment power is exercised through the General Partner. See footnotes (3) and (4).

(6)	In its capacity as General Partner. See footnotes (3) and (4).

(7)	Includes 74,365 shares issuable under currently exercisable stock options.

(8)	Includes 46,000 shares issuable under currently exercisable stock options.

(9)	Includes 83,036 shares issuable under currently exercisable stock options, and 4,868 shares held in a 501(c)(3) charitable foundation of which Mr. Johnson has no pecuniary interest but shares investment control.

(10)	Includes 106,772 shares issuable under currently exercisable stock options, and 8,564 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(11)	Includes 90,906 shares issuable under currently exercisable stock options.

(12)	Includes 16,250 shares issuable under currently exercisable stock options. Mr. Cocke was a named officer during fiscal 2002.

(13)	Includes 32,570 shares issuable under currently exercisable stock options. Mr. Kramer was a named officer during fiscal 2002.

(14)	Includes 62,250 shares issuable under currently exercisable stock options and 3,000 shares held by a family trust of which Mr. Johnson is a co-trustee. Mr. Johnson shares voting and investment power with respect to the shares held by the family trust. Mr. Johnson was a named officer during fiscal 2002.

(15)	Includes 20,000 shares issuable under currently exercisable stock options. Mr. Davis was a named officer during fiscal 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of Sypris Common Stock to file reports of holdings and transactions in Sypris stock with the Securities and Exchange Commission. Based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, officers and other beneficial owners, for fiscal 2002 were timely met, except that Roger W. Johnson, Sidney R. Petersen and Robert Sroka each made one late report regarding the grant of director compensation stock options following the enactment of the Sarbanes-Oxley Act of 2002.

PERFORMANCE GRAPH

The graph below shows a comparison of cumulative total stockholder returns for Sypris, calculated on a dividend reinvestment basis, from December 31, 1997 through December 31, 2002. Since March 30, 1998, the Company’s Common Stock has been traded on the Nasdaq National Market under the symbol “SYPR.” Prior to that date, the common stock of Sypris Electronics, LLC (formerly Group Technologies Corporation) was traded on the Nasdaq National Market under the symbol “GRTK.” In the performance graph, the cumulative total stockholder return of the Company is compared to the Russell 2000 Index and the S&P SmallCap 600 Index. The S&P SmallCap 600 Index has been selected as a basis of comparison since Sypris believes the S&P SmallCap 600 Index appropriately tracks the performance of multi-industry businesses at its level of market capitalization.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Sypris Solutions, Inc., The S&P SmallCap 600 Index and The Russell 2000 Index

*$100	INVESTED ON 12/31/97 IN STOCK OR INDEX—INCLUDING REINVESTMENT
OF	DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

Sypris Solutions, Inc.

Proxy Performance Graph

Year Ended 12/31/02

	12/97	3/98	12/98	12/99	12/00	12/01	12/02
Sypris Solutions, Inc.	100	93	53	80	61	116	91
S&P SmallCap 600 Index	100	111	98	109	121	128	108
Russell 2000 Index	100	110	97	118	115	117	93

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the ages, positions and certain other information regarding the executive officers of the Company.

Robert E. Gill Age 77

Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A.O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

Jeffrey T. Gill Age 47

Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

James G. Cocke Age 55

James G. Cocke has served as a Vice President of Sypris, and as President and Chief Executive Officer of its subsidiary, Sypris Electronics, since 2000. Mr. Cocke served as Vice President of Finance, Contracts and Program Management for Sypris Electronics from 1997 to 2000, and as Manager of the Services Division of Sypris Test & Measurement, a subsidiary of Sypris, from 1995 to 1997. Prior to 1995, Mr. Cocke served in a number of senior management positions with SAIC, CAE Link Corporation, Smiths Industries and E-Systems. Mr. Cocke holds a BS degree in Business and an MS in Accounting from Roosevelt University.

John M. Kramer Age 60

John M. Kramer has served as a Vice President of Sypris since 2000, and as President and Chief Executive Officer of its subsidiary, Sypris Technologies, since 1985. Prior to 1985, Mr. Kramer served in a number of senior management positions with Sypris Technologies, Xerox and Ford Motor Company. Mr. Kramer holds a BS degree in Management from the University of Louisville.

G. Darrell Robertson Age 60

G. Darrell Robertson has served as a Vice President of Sypris, and as President and Chief Executive Officer of its subsidiary, Sypris Data Systems, since 2000. Mr. Robertson served as an Executive Consultant for Atlantic Management Associates and as Managing Partner for TMT Acquisition, both small business consulting firms, from 1998 to 2000, as President of Aydin Telemetry from 1997 to 1998, and as Vice President of Controlotron Corporation from 1994 to 1996. Prior to 1994, Mr. Robertson served in a number of senior executive positions with Republic Electronics Company and Aeroflex Laboratories. Mr. Robertson holds BS and MS degrees in Electrical Engineering from Purdue University.

David D. Johnson Age 47

David D. Johnson has served as Vice President, Chief Financial Officer and Treasurer of Sypris since 1997. Mr. Johnson served as Vice President and Chief Financial Officer of Sypris Electronics from 1996 until its merger with Sypris in 1998. Prior to 1996, he served in a number of senior management positions with Molex Incorporated and KPMG Peat Marwick. Mr. Johnson holds a BA degree in Economics from Stanford University.

Richard L. Davis Age 49

Richard L. Davis has served as Senior Vice President of Sypris since 1997, as Secretary since 1998 and as Vice President and Chief Financial Officer of its predecessor from 1985 to 1997. Prior to 1985, Mr. Davis served in a number of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

Anthony C. Allen Age 44

Anthony C. Allen has served as Vice President, Controller and Assistant Secretary of Sypris since 1997 and most recently as Vice President of Finance and Information Systems. He served as Vice President of Finance of Sypris’ predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen holds a Bachelors degree in Business Administration from Eastern Kentucky University and an MBA from Bellarmine University. He is a certified public accountant in the state of Kentucky.

The following table sets forth information concerning total compensation earned or paid to the President and Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2002 (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long Term Compensation Awards			All Other Compensation
	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs
Jeffrey T. Gill	2002	$382,885	—	—	—	50,000	(1)	$13,282(2)(3)
President and Chief Executive	2001	341,169	—	—	—	—		10,740(4)(5)
Officer	2000	310,550	—	—	—	—		7,971(6)(7)

James G. Cocke	2002	$235,192	$72,000	—	—	20,725	(1)	$13,975(2)(3)
Vice President; President and	2001	217,308	—	—	—	10,000	(1)	5,666(4)(5)
Chief Executive Officer of Sypris Electronics, LLC	2000	176,977	39,638	—	—	55,000	(8)(9)	5,192(6)(7)

John M. Kramer	2002	$226,923	$62,000	—	—	19,000	(1)	$ 1,261(3)
Vice President; President and	2001	213,577	—	—	—	40,000	(1)	719(5)
Chief Executive Officer of Sypris Technologies, Inc.	2000	185,962	21,412	—	—	15,000	(1)	637(7)

David D. Johnson	2002	$219,615	$50,000	—	—	13,000	(1)	$12,303(2)(3)
Vice President, Chief Financial	2001	200,423	—	—	—	25,000	(1)	10,499(4)(5)
Officer and Treasurer	2000	185,846	26,950	—	—	10,000	(1)	8,668(6)(7)

Richard L. Davis	2002	$209,711	$45,000	—	—	13,000	(1)	$12,279(2)(3)
Senior Vice President and	2001	196,108	—	—	—	40,000	(1)	10,238(4)(5)
Secretary	2000	185,884	26,950	—	—	10,000	(1)	8,114(6)(7)

(1)	Options pursuant to 1994 Stock Option Plan for Key Employees.

(2)	Includes contributions to 401(k) Retirement Plan ($12,000 each for Mr. Gill, Mr. Cocke, Mr. Johnson and Mr. Davis).

(3)	Includes amounts paid on (i) Group Term life Insurance policies ($594 for Mr. Gill, $929 for Mr. Cocke, $1,261 for Mr. Kramer, $303 for Mr. Johnson, and $279 for Mr. Davis) and (ii) Executive Life Insurance policies ($688 for Mr. Gill and $1,046 for Mr. Cocke).

(4)	Includes contributions to 401(k) Retirement Plan ($10,200 for Mr. Gill, $5,181 for Mr. Cocke, $10,200 for Mr. Johnson, and $10,200 for Mr. Davis).

(5)	Includes amounts paid on Group Term Life Insurance policies ($540 for Mr. Gill, $485 for Mr. Cocke, $719 for Mr. Kramer, $299 for Mr. Johnson, and $38 for Mr. Davis).

(6)	Includes contributions to 401(k) Retirement Plan ($7,650 for Mr. Gill, $4,716 for Mr. Cocke, $7,650 for Mr. Johnson, and $7,650 for Mr. Davis).

(7)	Includes amounts paid on Group Term Life Insurance policies ($321 for Mr. Gill, $476 for Mr. Cocke, $637 for Mr. Kramer, $1,018 for Mr. Johnson, and $464 for Mr. Davis).

(8)	Includes 35,000 options pursuant to 1994 Stock Option Plan for Key Employees.

(9)	Includes eight (8) performance-based options to purchase 2,500 shares of Common Stock each at the higher of the target share price (“Target Share Price”) of $15, $20, $25, $30, $35, $40, $45 and $50, respectively, the fair market value of the Common Stock on the date the performance-based options are granted, or the fair market value of the Common Stock on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock equals or exceeds the Target Share Price for the preceding calendar quarter. The options vest in equal annual amounts of 20%, commencing with the second anniversary of the date the Target Share Price is achieved.

The following table sets forth information with respect to option grants to the named executive officers during fiscal 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Individual Grants
	Number of Securities Underlying Options/SARs Granted		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5%	10%
Jeffrey T. Gill	50,000	(1)	19.3%	$13.50	02/25/10	$322,282	$771,922
James G. Cocke	20,725	(1)	8.0%	13.50	02/25/10	133,586	319,962
John M. Kramer	19,000	(1)	7.3%	13.50	02/25/10	122,467	293,331
David D. Johnson	13,000	(1)	5.0%	13.50	02/25/10	83,793	200,700
Richard L. Davis	13,000	(1)	5.0%	13.50	02/25/10	83,793	200,700

(1)	These options, pursuant to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees, are exercisable in five equal annual installments, commencing February 26, 2004.

(2)	Potential realizable value calculated based upon the market price of the underlying securities on the date of grant of $13.50.

The table below sets forth information with respect to stock option exercises during fiscal 2002 by each of the named executive officers and the value of their unexercised options at December 31, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND

OPTION VALUES ON DECEMBER 31, 2002

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in- the-money Options/SARS at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey T. Gill	—	—	40,000	110,000	$113,400	$170,100
James G. Cocke	12,500	$115,750	10,125	108,100	18,666	97,984
John M. Kramer	—	—	21,570	111,000	41,500	158,400
David D. Johnson	—	—	48,500	99,500	129,915	116,835
Richard L. Davis	—	—	42,516	105,000	301,801	164,240

(1)	Value of in-the-money options is based on the excess of the closing price of the Common Stock of the Company on December 31, 2002 ($10.21) over the exercise price of the options, multiplied by the number of shares underlying the options.

Employment Agreements

Sypris Data Systems, Inc. entered into an employment agreement in February 2000 with G. Darrell Robertson, its President and Chief Executive Officer. The term of the agreement was from February 28, 2000 to February 27, 2001. The employment agreement provided for a loan to Mr. Robertson in the amount of $100,000, and the loan was to be forgiven in equal installments over a five-year period.

COMPENSATION COMMITTEE REPORT

Role of the Compensation Committee

Our Committee’s primary responsibilities are to set the Company’s compensation principles that serve to guide the design of compensation plans and programs applicable to employees at all levels of the organization. In discharging our role, we periodically conduct reviews of compensation practices. We annually benchmark the ongoing competitiveness of the Company’s compensation programs in order to evaluate whether they are achieving the desired goals and objectives summarized in this report. We also review the performance of the executive officers and establish individual compensation levels for each officer, having considered a review of compensation survey data in determining whether the amounts and types of compensation the Company pays its executive officers are appropriate. The Committee is composed entirely of independent, non-employee members of the Board of Directors. No former employees of the Company serve on the Committee.

Executive Compensation Philosophy and Principles

After a review of current compensation data from several independent sources, we evaluated our current programs and policies against current and emerging competitive practice. We target overall executive compensation to deliver pay levels at or above the average of a comparison group of comparable public companies. The goal of our compensation program is to attract, motivate and retain the highly talented individuals Sypris needs to provide outstanding products and services to our customers. We believe that an employee’s compensation should be tied to both employee and Company performance against financial and non-financial goals and objectives.

We make stock option grants to key employees and have programs that are intended to increase stock ownership among all employees. These programs include stock option plans under which we make discretionary stock option grants to key employees, and a stock purchase plan which enables all employees to purchase Sypris stock at a discount through payroll deductions. Our goal in providing these opportunities is to align the interests of our employees with our stockholders.

It is our intention, as long as it is consistent with our overall compensation objectives, that virtually all executive compensation will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, which limits corporate deductions for compensation paid to certain executive officers to $1 million.

Components of Executive Compensation

The three primary components of our executive compensation program are: Base Salary, Annual Incentive Awards and Equity Participation Through Stock Options.

➢	Base Salary

We set base salaries for executive officers near the average levels we believe to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each officer’s performance and the overall performance of the Company. We do not establish a specific formula or target to determine base salaries. We review detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in companies of similar size and in similar industries. We also consider the relative financial performance of those companies, especially with regard to growth in earnings and return on equity. We also consider the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership.

➢	Annual Incentive Award

We believe that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific Company objectives and specific individual objectives that are established annually. We believe this creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each officer’s compensation at risk. We establish potential bonuses for executive officers at the beginning of each year based upon their ability to achieve planned profit and working capital targets and the achievement of specific operational objectives.

For 2002, we established a cash bonus potential for the Company’s executive officers of approximately 43% to 52% of base salaries and a stock option grant potential of 8,000 shares to 16,000 shares. We established the potential bonuses based upon our judgment that the cash and stock option bonus potential should be tied to the achievement of planned profit and working capital targets. For 2002, six executive officers qualified for cash bonuses of between 2% and 11% of base salaries and stock option grants of between 2,000 shares and 3,600 shares. Such bonuses were based upon the achievement of planned profit and working capital targets in 2002 and also included a discretionary component. The cash bonuses were determined and will be paid during 2003. The stock option grants were determined and granted in February 2003.

➢	Equity Participation Through Stock Options

We believe that equity participation through stock options (including performance-based options) is a key component of our executive compensation program. These awards provide a long-term link between the results achieved for the Company’s stockholders and the reward provided to executive officers. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company and the practices of other companies of similar size and in similar industries. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning their interests with those of the Company’s stockholders. Stock options also provide an effective incentive for management to create long-term stockholder value since the full benefit of the compensation package cannot be realized unless there is an appreciation in the price of the Company’s stock over time.

Options to purchase a total of 140,025 shares of the Company’s Common Stock were granted to executive officers in 2002 with an exercise price equal to the fair market value of the Common Stock on the date of grant. No performance-based options were granted in 2002.

Compensation of the Chief Executive Officer

We determined the salary and bonus received by Jeffrey T. Gill, the President and Chief Executive Officer of the Company, for services rendered in 2002. We made the determination based upon the executive compensation policies and components described above. Mr. Gill received a base salary of $382,885 for 2002. This salary was not tied to specific performance criteria, but we determined such salary to be appropriate based upon our survey of salaries paid to peers, attainment of non-financial corporate objectives and other factors. Mr. Gill qualified for, but elected not to receive, a bonus for 2002. We granted 50,000 stock options to Mr. Gill in 2002 based on our belief that equity participation is a key component of executive compensation and our comparison of Mr. Gill’s compensation package with that of other chief executive officers of companies of similar size and in similar industries.

Henry F. Frigon (Chairman)

Sidney R. Petersen

Robert Sroka

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of Sypris Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities To be issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	1,937,365(1)(2)	$8.83(2)	2,487,470(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,937,365	$8.83	2,487,470

(1)  Consists of (i) 1,450,814 outstanding options under the 1994 Stock Option Plan for Key Employees, (ii) 449,051 outstanding options under the 1994 Independent Directors’ Stock Option Plan and (iii) 37,500 options which expired on January 31, 2003 but were outstanding at December 31, 2002 under the 1990 Stock Option Plan, an expired plan.

(2)  Excludes purchase rights accruing under the Employee Stock Purchase Plan which have a stockholder approved reserve of 300,000 shares. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 6,000 shares of Sypris Common Stock at six-month intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of Sypris Common Stock on either the first trading day of a purchase period or the last trading day of a purchase period.

(3)  Consists of (i) 2,055,482 shares remaining available for issuance under the 1994 Stock Option Plan for Key Employees, (ii) 272,779 shares remaining available for issuance under the 1994 Independent Directors’ Stock Option Plan, and (iii) 159,209 shares remaining available for issuance under the Employee Stock Purchase Plan.

AVAILABILITY OF REPORT ON FORM 10-K

The Company’s Report on Form 10-K may be obtained without charge by writing to Richard L. Davis, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting in the year 2004 must deliver the proposal to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222:

➢	Not later than November 29, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934.

➢	Stockholder proposals received after February 12, 2004, will be considered untimely, and the proxies solicited by Sypris for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that annual meeting.

Richard L. Davis

Senior Vice President and Secretary

March 28, 2003

EXHIBIT A

SYPRIS SOLUTIONS, INC.

AUDIT AND FINANCE COMMITTEE

CHARTER

The Audit and Finance Committee of the Board of Directors (the “Audit and Finance Committee”) shall be composed of three or more Outside Directors and shall meet the test for Independence, financial literacy and financial expertise requirements of Section 10A of the Securities Exchange Act of 1934, the Nasdaq Stock Market and any other applicable regulatory requirements. The Audit and Finance Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to stockholders, potential stockholders and the investment community with regard to accounting, reporting practices, and the quality and integrity of the Company’s financial statements. The Audit and Finance Committee shall maintain free and open communications between the Board of Directors, the independent auditors, any internal auditors and the executive officers of the Company.

The Audit and Finance Committee shall be responsible for the appointment of independent auditors, discussing the scope of the auditor’s examination, reviewing financial statements and consulting with the independent auditors on the adequacy of internal controls. The ultimate accountability of the independent auditors is to the Audit and Finance Committee and to the Board of Directors as representatives of the Company’s stockholders. The Audit and Finance Committee shall also be responsible for providing oversight with regard to the Company’s debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company’s capitalization and financing strategies. In fulfilling its duties, the Audit and Finance Committee shall have the authority, to the extent deemed necessary or appropriate, to retain outside legal, accounting or other advisors. The Company shall provide funding, as determined by the Audit and Finance Committee, for compensation payable to the independent auditors for the purpose of rendering or issuing an audit report, and to advisors employed by the Audit and Finance Committee.

The Chairman of the Audit and Finance Committee shall have demonstrated experience in accounting and/or financial management. The Audit and Finance Committee shall meet at least three times during the year for the purposes of performing its duties. The Audit and Finance Committee shall meet in separate executive sessions with management, the internal auditors and the independent auditors as needed. The purpose and duties of the Audit and Finance Committee shall include, but not be limited to, the following:

➢	To have the sole authority and responsibility to select, appoint or replace the independent auditors;

➢	To establish, review and evaluate the activities of the independent auditors and the internal audit function. The Audit and Finance Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting);

➢	To review the annual audited financial statements of the Company with management and the independent auditors, prior to publication, and recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K;

➢	To review the quarterly financial results of the Company with management and the independent auditors prior to the earnings release and filing of the Quarterly Report on Form 10-Q;

➢	To discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and quarterly reviews;

➢	To review recommendations of the independent auditors and responses of management;

A-1

➢	To review, discuss and confirm the independence of the independent auditors and the matters included in the written disclosures required by the Independence Standards Board, and pre-approve all audit services and permitted non-audit services, including the fees and terms of such services;

➢	To evaluate the lead partner of the independent auditor, and ensure rotation of the lead partner;

➢	To review and discuss the Company’s financial reporting, loss exposures and asset control with management and the independent auditors;

➢	To direct and supervise any special investigations the Committee deems necessary;

➢	To review the financial constraints within which the Company will operate, such as debt-equity ratio, coverage of fixed charges, and other financial ratios;

➢	To review Company debt and credit arrangements;

➢	To assist management with the development of appropriate financing strategies, including the review of proposals for obtaining additional capital funds or other changes in the capitalization of the Company;

➢	To review investment banker relationships and investor relations activities;

➢	To review and approve a report of the Audit and Finance Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting;

➢	To review and approve, every three years, the publication of the Audit and Finance Committee Charter as an attachment to the Company’s Proxy Statement;

➢	To establish procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

➢	To review and approve all related party transactions; and

➢	To review and assess the adequacy of and update, if necessary, this Audit and Finance Committee Charter annually.

The Vice President and Chief Financial Officer will have a dotted line reporting relationship to the Audit and Finance Committee and will be responsible for providing the Audit and Finance Committee with data, analysis, special reports and other forms of assistance as may be requested by the Audit and Finance Committee from time-to-time. The Audit and Finance Committee shall report the results of its deliberations, actions and observations to the Board of Directors of the Company.

While the Audit and Finance Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit and Finance Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s corporate policies.

The following individuals currently serve as members of the Audit and Finance Committee of the Company’s Board of Directors:

Roger W. Johnson (Chairman)

Sidney R. Petersen

Robert Sroka

A-2

Sypris Solutions, Inc.

Suite 450

101 Bullitt Lane

Louisville, Kentucky 40222

Revocable Proxy for Annual Meeting of Stockholders to be held on April 29, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SYPRIS SOLUTIONS, INC.

The undersigned hereby appoints Robert E. Gill and Jeffrey T. Gill, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the “Company”) to be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky on Tuesday, April 29, 2003, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

(Continued and to be signed on reverse side)

SYPRIS SOLUTIONS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    O

Control Number: [            ]

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN ITEM 1.

1.	Election of the following Class I director nominees for three-year terms expiring in 2006:

Henry F. Frigon

Robert E. Gill

William L. Healey

The Board of Directors recommends a vote “FOR” all the above nominees.

O FOR ALL	O WITHHOLD ALL	O FOR ALL EXCEPT

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED ABOVE.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Date: , 2003

SIGNATURE(S)

SIGNATURE(S)

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

∧    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL    ∧

SYPRIS SOLUTIONS, INC.

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card authorizes the proxies named on the front of this proxy card to vote all shares of Common Stock of Sypris Solutions, Inc. that you are entitled to vote.

[Computer Picture]	Accessing the World Wide Web site http://www.eproxyvote.com/sypr/ to vote via the Internet.

[Telephone Picture]

Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-800-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

[Envelope Picture]	Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the Proxy Statement.

You can vote by phone or via the Internet at any time prior to 11:59 p.m. EDT on April 28, 2003. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

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